Exhibit 21

Genworth Financial, Inc.’s subsidiaries as of December 31, 2008 are listed below. Except where noted below, Genworth Financial, Inc. owns, directly or indirectly, 100% of the outstanding shares or other equity interests of these companies (including, with respect to certain companies, shares in names of nominees and qualifying shares in names of directors).

Name	Domicile
699446 Canada Inc.	Canada
American Agriculturist Services, Inc.	New York
American Continental Insurance Company	Tennessee
Assigned Settlement, Inc.	Virginia
Assocred SA	France
Brookfield Life Assurance Company Limited	Bermuda
Capital Brokerage Corporation (also doing business as Genworth Financial Brokerage Corporation (Indiana) (Minnesota) (New Mexico) (Texas)	Washington
Centurion Capital Group Inc.	Arizona
Centurion Financial Advisers Inc.	Delaware
Centurion-Hesse Investment Management Corp.	Delaware
Centurion-Hinds Investment Management Corp.	Delaware
CFI Administrators Limited	Ireland
CFI Pensions Trustees Limited	United Kingdom
Consolidated Insurance Group Limited	United Kingdom
Continental Life Insurance Company of Brentwood, Tennessee	Tennessee
European Group Financing Company Limited	Cayman Islands
F.I.G. Ireland Limited	Ireland
Financial Assurance Company Limited	United Kingdom
Financial Insurance Company Limited	United Kingdom
Financial Insurance Group Services Limited	United Kingdom
Financial Insurance Guernsey PCC Limited (1)	Guernsey
GEMIC Holdings Company	Canada
Gente Compania de Soluciones Profesionales de Mexico, S.A. de C.V.	Mexico
Genworth Center for Financial Learning, LLC	Delaware
Genworth European Group Financing Holdings Company	Delaware
Genworth Financial Advisers Corporation	Illinois
Genworth Financial Agency, Inc.	Virginia
Genworth Financial Asia Limited	Hong Kong
Genworth Financial Asset Warehouse LLC	Delaware
Genworth Financial Assurance Corporation	North Carolina
Genworth Financial Commercial Mortgage Warehouse LLC	Delaware
Genworth Financial European Group Holdings Limited	United Kingdom
Genworth Financial Group Retirement, Inc.	Connecticut
Genworth Financial Home Equity Access, Inc.	California
Genworth Financial Insurance Broker	Korea
Genworth Financial Insurance Compania de Seguros y Reaseguros, S.A.	Spain
Genworth Financial International Holdings, Inc.	Delaware
Genworth Financial Investment Management, LLC	Virginia
Genworth Financial Investment Services, Inc.	Illinois
Genworth Financial Life Compania de Seguros y Reaseguros de Vida, S.A.	Spain
Genworth Financial Mauritius Holdings Limited	Mauritius
Genworth Financial Mortgage Funding Corporation	Delaware
Genworth Financial Mortgage Guaranty India Private Limited	India
Genworth Financial Mortgage Indemnity Limited	Australia
Genworth Financial Mortgage Insurance Company Canada	Canada

Name	Domicile
Genworth Financial Mortgage Insurance Finance Holdings Pty Ltd	Australia
Genworth Financial Mortgage Insurance Finance Pty Ltd	Australia
Genworth Financial Mortgage Insurance Holdings Pty Ltd	Australia
Genworth Financial Mortgage Insurance Limited	United Kingdom
Genworth Financial Mortgage Insurance Pty Limited	Australia
Genworth Financial Mortgage Services Limited	United Kingdom
Genworth Financial Mortgage Solutions Limited	United Kingdom
Genworth Financial Securities Corporation (also doing business as IAN of Illinois Corporation (Texas))	Illinois
Genworth Financial Services Pty Limited	Australia
Genworth Financial Services, Inc.	Delaware
Genworth Financial Trust Company	Arizona
Genworth Financial UK Finance Limited	United Kingdom
Genworth Financial UK Holdings Limited	United Kingdom
Genworth Financial Wealth Management, Inc.	California
Genworth Finansal Hizmetler Anonim Sirketi (2)	Turkey
Genworth Finansal Sigorta Aracilik Hizmetleri Anonim Sirketi (2)	Turkey
Genworth Home Equity Insurance Corporation	North Carolina
Genworth Institutional Life Services, Inc.	Delaware
Genworth Life and Annuity Insurance Company	Virginia
Genworth Life Insurance Company (also doing business as GECA (New York))	Delaware
Genworth Life Insurance Company of New York	New York
Genworth Liquidity Solutions, Inc.	Virginia
Genworth Mortgage Holdings, LLC	North Carolina
Genworth Mortgage Insurance Corporation	North Carolina
Genworth Mortgage Insurance Corporation of North Carolina	North Carolina
Genworth Mortgage Insurance Limited	Guernsey
Genworth Mortgage Reinsurance Corporation	North Carolina
Genworth Mortgage Services, LLC	North Carolina
Genworth North America Corporation	Washington
Genworth Residential Mortgage Insurance Corporation of North Carolina	North Carolina
Genworth Seguros de Credito a la Vivienda, S.A. de C.V.	Mexico
Genworth Seguros Mexico, S.A. de C.V. (2)	Mexico
Genworth Servicios, S. de R. L. de C. V.	Mexico
Genworth Special Purpose Five, LLC	Delaware
Genworth Special Purpose Four, LLC	Delaware
Genworth Special Purpose One, LLC	Delaware
Genworth Special Purpose Six, LLC	Delaware
Genworth Special Purpose Three, LLC	Delaware
Genworth Special Purpose Two, LLC	Delaware
Genworth Technology Services, LLC	Virginia
GFCM LLC	Delaware
GLIC Real Estate Holding, LLC	Delaware
GLICNY Real Estate Holding, LLC	Delaware
GNWLAAC Real Estate Holding, LLC	Delaware
HGI Annuity Service Corporation	Delaware
Jamestown Life Insurance Company	Virginia
Mayflower Assignment Corporation	New York
National Eldercare Referral Systems, LLC	Delaware
Newco Properties, Inc.	Virginia
Oriole CDO, LLC	Delaware
Quantuvis Consulting, Inc.	California
River Lake Holding Company V, LLC	Delaware

Name	Domicile
River Lake Insurance Company	South Carolina
River Lake Insurance Company II	South Carolina
River Lake Insurance Company III	South Carolina
River Lake Insurance Company IV Limited	Bermuda
River Lake Insurance Company V	Vermont
River Lake Insurance Company VI	Delaware
Rivermont Life Insurance Company I	South Carolina
Security Funding Corporation	Delaware
Senior Financial, Inc.	Delaware
Sponsored Captive Re, Inc.	Vermont
United Pacific Structured Settlement Company	Florida
Verex Assurance, Inc.	Wisconsin
Viking Insurance Company, Ltd.	Bermuda
WorldCover Direct Limited	United Kingdom

(1)	Genworth Financial, Inc. owns 99.9% of the shares.
(2)	Genworth Financial, Inc. owns 99.6% of the shares.